Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Leslie A. Blodgett , Chief Executive Officer, and I, Myles B. McCormick, Chief Financial Officer, each certify, to the best of my knowledge, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Bare Escentuals, Inc. (the “Company”) on Form 10-K for the annual period ended January 3, 2010, to which this certificate is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2010

By:	/s/ LESLIE A. BLODGETT
Leslie A. Blodgett
Chief Executive Officer and Director

By:	/s/ MYLES B. MCCORMICK
Myles B. McCormick
Executive Vice President, Chief Financial Officer and Chief Operating Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and is not being filed for purposes of Section 18 of the Exchange Act and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.